EXHIBIT 5

                  HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP
                            One M&T Plaza, Suite 2000

                          Buffalo, New York 14203-2391

                                  June 9, 2000

CVF Technologies Corporation
916 Center Street
Lewiston, New York  14092

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

      We are delivering this opinion at your request in connection with the registration by CVF Technologies Corporation (the "Company") under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder (the "Securities Act"), of 865,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), for issuance and sale by the Company pursuant to the above-referenced registration statement (the "Registration Statement") upon the exercise of options granted by the Company to each employee under the terms of Stock Option Agreements between the Company and each employee (the "Agreements").

      The opinion set forth in this letter is based upon (1) our review of (a) the Registration Statement, (b) the Agreements, (c) originals, or copies authenticated to our satisfaction, of the Company's Certificate of Incorporation, as amended, its By-laws, as amended, and records of certain of its corporate proceedings and (d) such other certificates, opinions and instruments as we have deemed necessary and (2) our review of such published sources of law as we have deemed necessary. We have assumed that when the Shares are issued, appropriate certificates complying with applicable law evidencing the Shares will be properly executed.

      Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are issued and paid for as contemplated by the Agreements, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                                   HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP


                                   By: /s/ John J. Zak
                                      John J. Zak